                 Earnings Release

JETBLUE ANNOUNCES FOURTH QUARTER 2020 RESULTS

NEW YORK (January 28, 2021) -- JetBlue Airways Corporation (NASDAQ: JBLU) today reported its results for the fourth quarter 2020:

•Reported GAAP loss per share of ($1.34) in the fourth quarter of 2020 compared to a diluted earnings per share of $0.56 in the fourth quarter of 2019. Adjusted loss per share was ($1.53)(1) in the fourth quarter of 2020 versus adjusted diluted earnings per share of $0.56(1) in the fourth quarter of 2019. Note A to this earnings release includes the GAAP to Non-GAAP reconciliation between reported and adjusted diluted earnings per share.

•GAAP pre-tax loss of ($512) million in the fourth quarter of 2020, compared to a pre-tax income of $220 million in the fourth quarter of 2019. Excluding one-time items, adjusted pre-tax loss of ($581) million(1) in the fourth quarter of 2020 versus adjusted pre-tax income of $221 million(1) in the fourth quarter of 2019.

Operational Highlights from the Fourth Quarter

•Fourth quarter 2020 revenue declined 67% year over year as a result of the impact of COVID-19. The decline is better than our prior expectations for the quarter of a 70% decline, and represents a nine-point sequential improvement quarter over quarter, mainly driven by solid booking trends in October and improving volumes in the back half of December.

•Reduced fourth quarter 2020 capacity by 47% year over year, in line with our planning assumption of a decrease between 45% and 50%, as a result of actions taken to manage cash burn and protect liquidity.

•Operating expenses declined 38% year over year. Excluding special items, adjusted operating expenses(1) declined 34% year over year compared to our planning assumption of a decrease of at least 30%. The results were driven by capacity actions taken to reduce variable costs and fixed cost reductions achieved by adjusting work schedules and managing external spend.

Balance Sheet and Liquidity

•JetBlue ended the fourth quarter of 2020 with approximately $3.1 billion in unrestricted cash, cash equivalents, and short-term investments, or 38% of 2019 revenue.

•JetBlue repaid $100 million in regularly scheduled debt and finance lease obligations during the fourth quarter of 2020.

•JetBlue has taken the following measures in the fourth quarter to manage liquidity:

◦Raised over $700 million with an equity offering and sale-leaseback transactions.

◦Continued to execute significant variable and fixed cost savings through aggressive capacity management and executing our cost reduction plan.

◦Redeployed assets to capture short-term, tactical cash generation opportunities.

•Resulting from the actions taken, JetBlue’s average daily cash burn in the fourth quarter of 2020 was $6.7 million, towards the lower end of the $6 to $8 million range previously expected.

•Starting this quarter, we will transition from reporting “all-in” cash burn to EBITDA. We believe that this metric brings better visibility to JetBlue’s underlying performance as we move towards recovery.

Fuel Expense and Hedging

The realized fuel price in the fourth quarter 2020 was $1.31 per gallon, a 37% decline versus fourth quarter 2019 realized fuel price of $2.07.

As of January 28th 2021, JetBlue has not entered into forward fuel derivative contracts to hedge its fuel consumption for the first quarter of 2021. Based on the forward curve as of January 15th, JetBlue expects an average all-in price per gallon of fuel of $1.61 in the first quarter of 2021.

Our Recovery Plan and Actions Taken to Position JetBlue for Future Success

“2020 was a year like no other, as the COVID-19 pandemic challenged our industry in ways we have never seen before. The very foundation of our business model - our culture, our passion for customer service, and our focus on safety – continue to guide us as we march towards recovery,” said Robin Hayes, JetBlue’s Chief Executive Officer.

“Despite the financial results, I'm proud of what our crewmembers have accomplished in this extraordinary year. I could not be more confident in our future. Our team not only managed through the ongoing demand challenges, but made important progress on strategic initiatives – including revenue, capacity and cost actions.

As we moved through 2020, we meaningfully reduced our cash burn, and are starting to shift our focus to rebuilding our margins. We remain cautiously optimistic that demand trends will improve later this year. More importantly, this crisis has made us a more agile, creative and resilient airline, and we believe our initiatives will allow us to emerge with structurally better margins.”

Action Plan, Revenue and Capacity

“Delivering consistently on our Safety from the Ground Up Program remains one of the top reasons why customers are returning to air travel and choosing JetBlue. Our focus remains on cleanliness, reduced touchpoints and air quality, and we are also prioritizing efforts to educate our customers about the changing regulatory requirements associated with air travel, whether that is testing, quarantine, or documentation requirements. We know many customers want to travel, and we are trying to help them more easily navigate the changing requirements,” said Joanna Geraghty, JetBlue’s President and Chief Operating Officer.

“Despite this progress in the fourth quarter, our geographic challenges persist, with increasing case counts and continued quarantine measures, particularly in the northeast and California. For the first quarter of 2021, our planning assumption for revenue is a decline of between (65) and (70)% year over two. We saw increased demand for Martin Luther King weekend, and are seeing a similar pattern for Presidents’ Day weekend, but we don’t anticipate traffic to reach the levels of late December.”

Financial Performance and Outlook

“Our average daily cash burn for the fourth quarter was $6.7 million dollars, towards the lower end of the $6 to $8 million dollar range we anticipated in early December. This was the result of variable cost savings achieved through a balanced approach to capacity, and our actions to minimize fixed costs across our business,” said Steve Priest, JetBlue’s Chief Financial Officer.

“We estimate our EBITDA in the first quarter will range between negative $525 and $625 million, reflecting similar revenue trends to the fourth quarter, but also manifesting recent cost pressure from rents and landing fees, as well as fuel prices.

We continue to take an aggressive approach to improve our cost structure and help rebuild our margins. Our 2021 plan reduces our total cost base by over $1.2 billion dollars, compared to 2019. We believe that executing our plan will put us on a path to emerge from the crisis with better CASM ex-Fuel in 2022 than in 2019.”

Earnings Call Details

JetBlue will conduct a conference call to discuss its quarterly earnings today, January 28, 2021 at 10:00 a.m. Eastern Time. A live broadcast of the conference call will also be available via the internet at http://investor.jetblue.com.

For further details see the Fourth Quarter 2020 Earnings Presentation available via the internet at http://investor.jetblue.com.

About JetBlue
JetBlue is New York's Hometown Airline®, and a leading carrier in Boston, Fort Lauderdale-Hollywood, Los Angeles, Orlando, and San Juan. JetBlue carries customers across the U.S., Caribbean, and Latin America. For more information, visit jetblue.com.

Notes
(1)Note A provides a reconciliation of non-GAAP financial measures used in this release and provides the reasons management uses those measures.

Forward Looking Statements

Statements in this Earnings Release (or otherwise made by JetBlue or on JetBlue’s behalf) contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which represent our management’s beliefs and assumptions concerning future events. When used in this document and in documents incorporated herein by reference, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, our extremely competitive industry; volatility in financial and credit markets which could affect our ability to obtain debt and/or lease financing or to raise funds through debt or equity issuances; our significant fixed obligations and substantial indebtedness; volatility in fuel prices, maintenance costs and interest rates; our reliance on high daily aircraft utilization; our ability to implement our growth strategy; our ability to attract and retain qualified personnel and maintain our culture as we grow; our reliance on a limited number of suppliers, including for aircraft, aircraft engines and parts and vulnerability to delays by those suppliers; our dependence on the New York and Boston metropolitan markets and the effect of increased congestion in these markets; our reliance on automated systems and technology; our being subject to potential unionization, work stoppages, slowdowns or increased labor costs; our presence in some international emerging markets that may experience political or economic instability or may subject us to legal risk; reputational and business risk from information security breaches or cyber-attacks; changes in or additional domestic or foreign government regulation, including new or increased tariffs; changes in our industry due to other airlines' financial condition; acts of war or terrorism; global economic conditions or an economic downturn leading to a continuing or accelerated decrease in demand for air travel; the impact of infectious diseases that affects demand for air travel or travel behavior, such as the ongoing impact of the coronavirus (“COVID-19”); adverse weather conditions or natural disasters; and external geopolitical events and conditions. It is routine for our internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that the internal projections, beliefs and assumptions upon which we base our expectations may change prior to the end of each quarter or year.

Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Further information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to, the Company's 2019 Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. In light of these risks and uncertainties, the forward-looking events discussed in this Earnings Release might not occur. Our forward-looking statements speak only as of the date of this Earnings Release. Other than as required by law, we undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

This Earnings Release also includes certain “non-GAAP financial measures” as defined under the Exchange Act and in accordance with Regulation G. We have included reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and provided in accordance with U.S. GAAP within this release.

JETBLUE AIRWAYS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,		Percent		December 31,		Percent
	2020	2019	Change		2020	2019	Change
OPERATING REVENUES
Passenger	$606	$1,948	(68.9)		$2,733	$7,786	(64.9)
Other	55	83	(33.8)		224	308	(27.3)
Total operating revenues	661	2,031	(67.4)		2,957	8,094	(63.5)

OPERATING EXPENSES
Aircraft fuel and related taxes	134	455	(70.5)		631	1,847	(65.9)
Salaries, wages and benefits	472	589	(20.0)		2,032	2,320	(12.4)
Landing fees and other rents	100	112	(10.5)		358	474	(24.4)
Depreciation and amortization	128	140	(8.3)		535	525	1.8
Aircraft rent	25	23	7.7		85	99	(14.4)
Sales and marketing	26	75	(64.8)		110	290	(62.0)
Maintenance, materials and repairs	97	137	(29.4)		441	619	(28.8)
Other operating expenses	202	272	(25.8)		762	1,106	(31.0)
Special items	(69)	1	(9,257.9)		(283)	14	(2,073.5)
Total operating expenses	1,115	1,804	(38.2)		4,671	7,294	(36.0)

OPERATING (LOSS) INCOME	(454)	227	(300.1)		(1,714)	800	(314.4)

Operating margin	(68.7)%	11.2%	(79.9)	pts.	(58.0)%	9.9%	(67.9)	pts.

OTHER INCOME (EXPENSE)
Interest expense	(59)	(22)	166.2		(179)	(79)	127.2
Capitalized interest	3	4	(17.6)		13	14	(6.5)
Gain on equity method investments	—	—	—		—	15	(100.0)
Interest income and other	(2)	11	(122.1)		(13)	18	(170.3)
Total other income (expense)	(58)	(7)	744.4		(179)	(32)	464.7

(LOSS) INCOME BEFORE INCOME TAXES	(512)	220	(332.8)		(1,893)	768	(346.6)

Pre-tax margin	(77.5)%	10.8%	(88.3)	pts.	(64.0)%	9.5%	(73.5)	pts.

Income tax (benefit) expense	(131)	59	(324.3)		(531)	199	(367.4)

NET(LOSS) INCOME	$(381)	$161	(335.9)		$(1,362)	$569	(339.3)

(LOSS) EARNINGS PER COMMON SHARE:
Basic	$(1.34)	$0.56			$(4.91)	$1.92
Diluted	$(1.34)	$0.56			$(4.91)	$1.91

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	284.1	285.8			277.5	296.6
Diluted	284.1	287.9			277.5	298.4

JETBLUE AIRWAYS CORPORATION
COMPARATIVE OPERATING STATISTICS
(unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,		Percent		December 31,		Percent
	2020	2019	Change		2020	2019	Change
Revenue passengers (thousands)	3,356	10,476	(68.0)		14,274	42,728	(66.6)
Revenue passenger miles (millions)	4,446	13,171	(66.2)		18,598	53,617	(65.3)
Available seat miles (ASMs) (millions)	8,480	16,079	(47.3)		32,689	63,841	(48.8)
Load factor	52.4%	81.9%	(29.5)	pts.	56.9%	84.0%	(27.1)	pts.
Aircraft utilization (hours per day)	5.3	11.6	(54.3)		5.4	11.9	(54.6)

Average fare	$180.54	$185.96	(2.9)		$191.42	$182.23	5.0
Yield per passenger mile (cents)	13.63	14.79	(7.8)		14.69	14.52	1.2
Passenger revenue per ASM (cents)	7.15	12.12	(41.0)		8.36	12.20	(31.5)
Revenue per ASM (cents)	7.80	12.63	(38.3)		9.04	12.68	(28.7)
Operating expense per ASM (cents)	13.16	11.22	17.2		14.29	11.43	25.1
Operating expense per ASM, excluding fuel (cents)(1)	12.31	8.31	48.2		13.12	8.44	55.4

Departures	40,321	91,888	(56.1)		168,636	368,355	(54.2)
Average stage length (miles)	1,290	1,142	13.0		1,222	1,140	7.2
Average number of operating aircraft during period	264.9	255.2	3.8		262.2	253.6	3.4
Average fuel cost per gallon, including fuel taxes	$1.31	$2.07	(36.9)		$1.53	$2.09	(26.8)
Fuel gallons consumed (millions)	102	219	(53.2)		412	885	(53.4)
Average number of full-time equivalent crewmembers					15,450	18,535

(1) Refer to Note A at the end of our Earnings Release for more information on this non-GAAP financial measure. Operating expense per available seat mile, excluding fuel (“CASM Ex-Fuel”) excludes fuel and related taxes, other non-airline operating expenses, and special items.

JETBLUE AIRWAYS CORPORATION
SELECTED CONSOLIDATED BALANCE SHEET DATA
(in millions)
	December 31,	December 31,
	2020	2019
	(unaudited)
Cash and cash equivalents	$1,918	$959
Total investment securities	1,137	372
Total assets	13,353	11,918
Total debt	4,863	2,334
Stockholders' equity	3,943	4,799

Note A - Non-GAAP Financial Measures

JetBlue sometimes uses non-GAAP financial measures in this press release. Non-GAAP financial measures are financial measures that are derived from the consolidated financial statements, but that are not presented in accordance with generally accepted accounting principles in the United States, or GAAP. We believe these non-GAAP financial measures provide a meaningful comparison of our results to others in the airline industry and our prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. The information below provides an explanation of each non-GAAP financial measure and shows a reconciliation of non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures.

Operating expense per available seat mile, excluding fuel and related taxes, other non-airline operating expenses, and special items (“CASM Ex-Fuel”)

Operating expenses per available seat mile, or CASM, is a common metric used in the airline industry. We exclude aircraft fuel and related taxes, operating expenses related to other non-airline businesses, such as JetBlue Technology Ventures and JetBlue Travel Products, and special items from operating expenses to determine CASM ex-fuel, which is a non-GAAP financial measure.

In 2020, special items include contra-expenses recognized on the utilization of payroll support grants received under the CARES Act, contra-expenses recognized on the Employee Retention Credits provided by the CARES Act, impairment charges of our Embraer E190 fleet, losses generated from certain sale-leaseback transactions, and one-time costs associated with our voluntary crewmember separation programs.

Special items for 2019 include one-time costs related to the Embraer E190 fleet transition and one-time costs related to the implementation of our pilots' collective bargaining agreement.

We believe that CASM ex-fuel is useful for investors because it provides investors the ability to measure financial performance excluding items beyond our control, such as fuel costs, which are subject to many economic and political factors, or not related to the generation of an available seat mile, such as operating expense related to certain non-airline businesses. We believe this non-GAAP measure is more indicative of our ability to manage airline costs and is more comparable to measures reported by other major airlines.

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF OPERATING EXPENSE PER ASM, EXCLUDING FUEL
($ in millions, per ASM data in cents)
(unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2020		2019		2020		2019
	$	per ASM	$	per ASM	$	per ASM	$	per ASM

Total operating expenses	$1,115	$13.16	$1,804	$11.22	$4,671	$14.29	$7,294	$11.43
Less:
Aircraft fuel and related taxes	134	1.58	455	2.83	631	1.93	1,847	2.89
Other non-airline expenses	6	0.08	12	0.08	35	0.10	46	0.08
Special items	(69)	(0.81)	1	—	(283)	(0.86)	14	0.02
Operating expenses, excluding fuel	$1,044	$12.31	$1,336	$8.31	$4,288	$13.12	$5,387	$8.44

Operating expense, income before taxes, net income and earnings per share, excluding special items and gain on equity method investments

Our GAAP results in the applicable periods were impacted by charges that are deemed special items and an one-time gain on equity method investment.

In 2020, special items include contra-expenses recognized on the utilization of payroll support grants received under the CARES Act, contra-expenses recognized on the Employee Retention Credits provided by the CARES Act, impairment charges of our Embraer E190 fleet, losses generated from certain sale-leaseback transactions, and one-time costs associated with our voluntary crewmember separation programs.

Special items for 2019 include one-time costs related to the Embraer E190 fleet transition as well as one-time costs related to the implementation of our pilots' collective bargaining agreement.

We believe the impacts of these items distort our overall trends and that our metrics and results are comparable with the presentation of our results excluding the impact of these items. The table below provides a reconciliation of our GAAP reported amounts to the non-GAAP amounts excluding the impacts of these items.

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF OPERATING EXPENSE, INCOME BEFORE TAXES, NET INCOME AND EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS AND GAIN ON EQUITY METHOD INVESTMENTS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Total operating revenues	$661	$2,031	$2,957	$8,094

Total operating expenses	$1,115	$1,804	$4,671	$7,294
Less: Special items	(69)	1	(283)	14
Total operating expenses excluding special items	$1,184	$1,803	$4,954	$7,280

Operating (loss) income	$(454)	$227	$(1,714)	$800
Add back: Special items	(69)	1	(283)	14
Operating (loss) income excluding special items	$(523)	$228	$(1,997)	$814

Operating margin excluding special items	(79.1)%	11.2%	(67.5)%	10.1%

(Loss) income before income taxes	$(512)	$220	$(1,893)	$768
Add back: Special items	(69)	1	(283)	14
Less: Gain on equity method investments	—	—	—	15
(Loss) income before income taxes excluding special items and gain on equity method investments	$(581)	$221	$(2,176)	$767

Pre-tax margin excluding special items and gain on equity method investments	(87.9)%	10.9%	(73.6)%	9.5%

Net (loss) income	$(381)	$161	$(1,362)	$569
Add back: Special items	(69)	1	(283)	14
Less: Income tax (expense) benefit related to special items	(16)	—	(69)	4
Less: Gain on equity method investments	—	—	—	15
Less: Income tax (expense) related to gain on equity method method investments	—	—	—	(4)
Net (loss) income excluding special items and gain on equity method investments	$(434)	$162	$(1,576)	$568

(Loss) Earnings Per Common Share:
Basic	$(1.34)	$0.56	$(4.91)	$1.92
Add back: Special items, net of tax	(0.19)	0.01	(0.77)	0.04
Less: Gain on equity method investments, net of tax	—	—	—	0.04
Basic excluding special items and gain on equity method investments	$(1.53)	$0.57	$(5.68)	$1.92

Diluted	$(1.34)	$0.56	$(4.91)	$1.91
Add back: Special items, net of tax	(0.19)	—	(0.77)	0.03
Less: Gain on equity method investments, net of tax	—	—	—	0.04
Diluted excluding special items and gain on equity method investments	$(1.53)	$0.56	$(5.68)	$1.90

Daily cash burn

We present cash burn because we believe this metric is helpful to investors to evaluate our ability to maintain liquidity and evaluate cash flows from our core operating performance. Our cash burn is calculated as net cash used in operating activities, net cash used in investing activities, and net cash provided by financing activities adjusted for: (1) cash payments associated with our voluntary separation programs, (2) net purchases of investment securities, and (3) net proceeds from our common stock offering completed in December 2020.

NON-GAAP FINANCIAL MEASURE
DAILY CASH BURN
(in millions, except for days in period) (unaudited)

Three Months Ended
December 31, 2020
Net cash (used in) operating activities	$(459)
Net cash (used in) investing activities	(765)
Net cash provided by financing activities	614
(Decrease) in cash, cash equivalents, and restricted cash	(610)

Adjustments
Voluntary separation programs	5
Net purchases of investment securities	570
Proceeds from issuance of common stock	(583)
Total adjustments	(8)

Adjusted (decrease) in cash	$(618)
Days in period	92
Daily cash burn	$(6.7)

Earnings before interest, taxes, depreciation, amortization, and special Items

Earnings before interest, taxes, depreciation, and amortization (EBITDA) is a non-GAAP financial measure. We believes this measure allows investors to better understand the financial performance of the company by presenting earnings from our business operations without including the effects of capital structure, tax rates, depreciation, and amortization. We further adjusted EBITDA to account for the impact of special items which are unusual or infrequent in nature.

NON-GAAP FINANCIAL MEASURE
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AMORTIZATION, AND SPECIAL ITEMS
(in millions) (unaudited)

	Three Months Ended	Twelve Months Ended
	December 31, 2020	December 31, 2020
Net (loss)	$(381)	$(1,362)
Less:
Interest (expense)	(59)	(179)
Capitalized interest	3	13
Interest income and other	(2)	(13)
Add back:
Income tax (benefits)	(131)	(531)
Depreciation and amortization	128	535
Earnings before interest, taxes, depreciation, and amortization	$(326)	$(1,179)
Add back:
Special items	(69)	(283)
Earnings before interest, taxes, depreciation, amortization, and special items	$(395)	$(1,462)

CONTACTS
JetBlue Investor Relations
Tel: +1 718 709 2202
ir@jetblue.com

JetBlue Corporate Communications
Tel: +1 718 709 3089
corpcomm@jetblue.com